Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) dated as of September 21, 2015 by and between FactSet Research Systems Inc. (the “Borrower”) and Bank of America, N.A. (the “Lender”), with respect to a certain Credit Agreement, dated as of February 6, 2015, by and between the Borrower and the Lender, as amended by that certain First Amendment to Credit Agreement dated as of May 27, 2015 (as amended, modified and supplemented from time to time, the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested, and the Lender has agreed, to increase the Commitment and to amend certain provisions of the Credit Agreement as further described herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1.     Definitions. Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the same meanings herein as therein.

§2.     Representations and Warranties. The Borrower hereby represents and warrants to the Lender that all of the representations and warranties made by the Borrower in the Credit Agreement or any other Loan Document are true in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement.

§3.     Conditions Precedent. The effectiveness of the amendments set forth in §4 hereof shall be subject to the satisfaction, on or before December 31, 2015, of each of the following conditions precedent:

(a)     Representations and Warranties. All of the representations and warranties made by the Borrower herein, whether directly or incorporated by reference, shall be true and correct on the date hereof except as provided in §2 hereof.

(b)     No Event of Default. There shall exist no Default or Event of Default.

(c)     Corporate Action. All requisite corporate action necessary for the valid execution, delivery and performance by the Borrower of this Agreement and the Portware Acquisition shall have been duly and effectively taken and certified copies thereof provided to the Lender.

(d)     Portware Acquisition. The Portware Acquisition shall have been consummated (subject, however, to the payment of any portion of the purchase price from the proceeds of Loans requested by the Borrower for such purpose) in accordance with the terms thereof, without waiver or amendment thereof or any consent thereunder that would be adverse to the Lender, and in compliance with all applicable requirements of Law.

(e)     Certificate. The Lender shall have received a certificate signed by a Responsible Officer of the Borrower, together with the certified copy of the Portware Acquisition Agreement (including any amendments or waivers thereto) referred to therein, the Lender’s receipt of which shall, among other things, satisfy the notices required under clause (b) of the definition of Permitted Acquisition and Section 6.02(g) of the Credit Agreement with respect to the Portware Acquisition.

(f)     Legal Opinion. The Lender shall have received a favorable opinion of Robinson & Cole LLP, counsel to the Borrower, as to matters concerning the Borrower and this Agreement as the Lender may reasonably request.

(g)     Legal Fees. The Borrower shall have paid all have paid all fees, charges and disbursements of counsel to the Lender (directly to such counsel if requested by the Lender) in connection with the transactions contemplated hereby to the extent invoiced on or prior to the Portware Acquisition Date.

(h)     Good Standing and Qualifications. The Lender shall have received evidence that the Borrower is duly organized and validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(i)     Delivery of this Agreement. The Borrower and the Lender shall have executed and delivered this Agreement.

§4.     Amendments to the Credit Agreement. Effective as of the Portware Acquisition Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)     Amendments to Section 1.01 of the Credit Agreement. The following definitions appearing in Section 1.01 of Credit Agreement are each hereby amended and restated in their entirety to read as follows:

“Applicable Rate” means, with respect to (a) Base Rate Loans, 0.00%, (b) Eurodollar Rate Loans and LIBOR Daily Rate Loans, 0.75%, and (c) the commitment fee payable pursuant to Section 2.07(a), 0.10%.

“Commitment” means the Lender’s obligation to make Loans to the Borrower pursuant to Section 2.01. From the Closing Date up to but not including the Portware Acquisition Date, the Commitment shall be $35,000,000. On and after the Portware Acquisition Date, the Commitment shall be $300,000,000.

“Maturity Date” means September 21, 2018; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(b)     Amendments to Section 1.01 of the Credit Agreement. The following new definitions are hereby added to Section 1.01 of the Credit Agreement in their proper alphabetical order to read as follows:

“Portware Acquisition” means the acquisition by the Borrower of all of the Equity Interests of PORTWARE, LLC pursuant to the terms of the Portware Acquisition Agreement.

“Portware Acquisition Agreement” means that certain Securities Purchase Agreement by and among the Borrower, Long Ridge Equity Partners I, LP, Long Ridge Offshore Subsidiary Holdings, LLC, Portware Investors Parallel Holdings LLC, PORTWARE, LLC, Long Ridge Portware Holdings, Inc. and the Individual Sellers (as defined therein), dated as of September 21, 2015, a copy of which has been provided to the Lender.

“Portware Acquisition Date” means the date on which the Borrower shall have consummated the Portware Acquisition in accordance with the terms of the Portware Acquisition Agreement.

(c)     Amendment to Section 2.11(a) of the Credit Agreement. Section 2.11(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)     Request for Increase. Provided there exists no Default, the Borrower may from time to time request an increase in the Commitment by an amount (for all such requests) not exceeding an amount equal to the result of (i) $100,000,000 minus (ii) the aggregate amount of Indebtedness incurred pursuant to Section 7.03(f); provided that any such request for an increase shall be in a minimum amount of $25,000,000.

(d)     Amendment to Section 7.03(d) of the Credit Agreement. Section 7.03(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d)     obligations (contingent or otherwise) of the Borrower or any Subsidiary party to the Subsidiary Guaranty existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”;

(e)     Amendment to Section 7.03(f) of the Credit Agreement. Section 7.03(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(f)     unsecured Indebtedness of the Borrower or any Subsidiary party to the Subsidiary Guaranty at any time outstanding in an aggregate principal amount not to exceed an amount equal to the result of (i) $100,000,000 minus (ii) the aggregate amount of Indebtedness incurred pursuant to Section 2.11(a); and

§5.     Miscellaneous Provisions.

(a)     Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain the same. The Credit Agreement, as amended hereby, shall continue in full force and effect, and this Agreement and the Credit Agreement shall be read and construed as one instrument.

(b)     THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(c)     This Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

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IN WITNESS WHEREOF, the undersigned have duly executed this Second Amendment to Credit Agreement as of the date first set forth above.

FACTSET RESEARCH SYSTEMS INC.

By:	/s/ Maurizio Nicolelli
Name:	Maurizio Nicolelli
Title:	Senior Vice President, Chief Financial Officer

BANK OF AMERICA, N.A.

By:	/s/ Ashish Arora
Name:	Ashish Arora
Title:	Senior Vice President

[Signature Page to FactSet Second Amendment to Credit Agreement]